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                                                                    EXHIBIT 23.4

                 CONSENT OF SEMICONDUCTOR INDUSTRY ASSOCIATION

        We consent to all references to the Semiconductor Industry Association and the SIA Spring Forecast, included in the Registration Statement (Form S-1, File No. 333-44376) and related prospectus of PNY Technologies, Inc., and any amendments thereto for the registration of its Common Stock.


                                              Semiconductor Industry Association


                                              by /s/ DARYL G. HATAWO
                                                --------------------------------

October 3, 2000